UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 5, 2011

Obagi Medical Products, Inc.
(Exact name of registrant as specified in its charter)

001-33204
(Commission File Number)

Delaware	22-3904668
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3760 Kilroy Airport Way, Suite 500, Long Beach, CA 90806
 (Address of principal executive offices, with zip code)

(562) 628-1007
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see   General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

The information furnished in this Current Report and in Exhibit 99.1 hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  The information in this Current Report and in Exhibit 99.1 hereto shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, regardless of any general incorporation language contained in such filing, except as shall be expressly set forth by specific reference in such filing.

On May 5, 2011, Obagi Medical Products, Inc. (the “Company”) issued a press release announcing financial results for the three months ended March 31, 2011.  A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

The press release contains non-GAAP financial information.  Management believes that the presentation of non-GAAP net income, non-GAAP taxes and non-GAAP net income per basic and diluted share provides important supplemental information to management and investors about financial and business trends relating to the Company’s financial condition and results of operations.  Management believes that the use of these non-GAAP financial measures provides a better measure of comparability with the Company’s prior financial reports.

Management has used these non-GAAP measures when evaluating operating performance because it believes that the inclusion or exclusion of the items described below provides an additional measure of the Company’s core operating results and facilitates comparisons of its core operating performance against prior periods and its business model objectives.  The Company has chosen to provide this information to investors to enable them to perform additional analyses of past, present and future operating performance and as a supplemental means to evaluate its ongoing core operations.  Externally, the Company believes that these non-GAAP measures continue to be useful to investors in their assessment of its operating performance and their valuation of the Company.  Internally, these non-GAAP measures are significant measures used by management for purposes of:

•	Evaluating the core operating performance of the Company;

•	Establishing internal budgets;

•	Comparing performance with internal forecasts and targeted business models;

•	Strategic planning; and

•	Benchmarking performance externally against competitors.

Non-GAAP financial measures:

            Non-GAAP net income and non-GAAP taxes are important to the Company for the reasons noted above and exclude the following items:

•	Dr. Obagi settlement and litigation costs. On May 2, 2011 (the “Effective Date”), the Company entered into a Settlement and Release Agreement (the “Settlement Agreement”) with Zein E. Obagi, M.D., ZO Skin Health, Inc. and related parties (collectively, the “ZO Parties”) that resulted in the dismissal with prejudice of all claims and counterclaims in both the litigation and arbitration with the ZO Parties. Under the Settlement Agreement, the Company and ZO Parties have agreed to mutual releases. The Settlement Agreement also provides for: (i) a one-time payment of $5.0 million from the Company to the ZO Parties; and (ii) the grant of a limited, non-exclusive license by the Company to the ZO Parties to use certain trademarks of the Company in up to three locations. In addition to the one-time settlement payment, the Company incurred legal costs related to the matter. Management excludes these charges from internal operating models as the costs are not considered normal to the Company’s core operations. Excluding these costs provides investors with a basis to compare the Company’s current performance against historical and future results.

•	Texas regulatory matter. Near the end of April 2011, the Texas Department of State Health Services and the Texas State Attorney General’s office informed the Company that they believe 4% hydroquinone, a key ingredient in certain of the Company’s product offerings, is an unapproved drug under the Federal Food Drug and Cosmetic Act and therefore cannot be sold in the state of Texas. Due to this decision, the Company has voluntarily ceased distributing products containing 4% hydroquinone to doctors in Texas. The Company is in the process of developing a plan that will enable its customers residing in Texas to return any of these products (that have not otherwise been detained) currently in their possession in exchange for credit or refund. This item represents charges incurred by the Company to record a sales returns and allowances provision for products to be returned from its customers residing in Texas.  Management excludes these charges from internal operating models as the costs are not considered normal to the Company’s core operations.  Excluding these costs provides investors with a basis to compare the Company’s current performance against historical and future results.

•	Non-GAAP income tax expense. This item represents the additional amount of tax expense that the Company would accrue if it used non-GAAP results instead of GAAP results in the calculation of its tax liability. Taken together with the item outlined above, it provides investors with a more consistent means of comparing the Company’s performance.

Non-GAAP net income per basic and diluted share:

The numerator used in the calculation of non-GAAP net income per basic and diluted share is non-GAAP net income computed as described above.  In the denominator, the Company uses the GAAP basic and diluted shares.

Some of the limitations of relying on non-GAAP financial measures include:

•
Dr. Obagi termination, litigation and related costs.  This item represents and the settlement and litigation costs incurred by the Company that relate to the Settlement Agreement and litigation and arbitration with the ZO Parties.  Investors may view the settlement and litigation with the ZO Parties to be reflective of risks inherent in the nature of the Company’s business and therefore may view it as relevant in analyzing the Company’s historical and future results.

•
Texas regulatory matter.  This item represents charges incurred by the Company to record a sales returns and allowances provision for product to be returned from its customers residing in Texas.  Investors may view the sales returns and allowances provision related to these Texas customers to be reflective of risks inherent in the nature of the Company’s business and therefore may view it as relevant in analyzing the Company’s historical and future results.

•	Non-GAAP income tax expense. This item represents the additional amount of tax expense that the Company would accrue if it used non-GAAP results instead of GAAP results in the calculation of its tax liability. The inherent limitation in this calculation is that it does not include the effect of all the items excluded from the non-GAAP financial statements.

All non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”).  As a result, these non-GAAP financial measures should be read in conjunction with the comparable information presented in accordance with GAAP in the Company’s reports filed pursuant to the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Description
99.1	Press Release of Obagi Medical Products, Inc. dated May 5, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OBAGI MEDICAL PRODUCTS, INC.

Date: May 5, 2011	By:	/s/Preston S. Romm
Preston S. Romm
Chief Financial Officer